                                                                    Exhibit 4.11

                          UNITED MERIDIAN CORPORATION,

                           UMC PETROLEUM CORPORATION

                                      and

                 FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION
                                  successor to
                   BANK OF MONTREAL TRUST COMPANY, as Trustee


                                ________________

                          First Supplemental Indenture

                          Dated as of November 4, 1997

                                       to

                                   Indenture

                          Dated as of October 30, 1995
                                ________________

                                  $150,000,000


                   10.375% Senior Subordinated Notes due 2005
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                          FIRST SUPPLEMENTAL INDENTURE


     THIS FIRST SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of November 4, 1997, is among United Meridian Corporation, a Delaware corporation (the "COMPANY"), UMC Petroleum Corporation, a Delaware corporation (the "SUBSIDIARY GUARANTOR"), and First Trust of New York, National Association, a national banking association (the "SUCCESSOR TRUSTEE"). All terms used herein but not defined herein shall have the meanings assigned to such terms in that certain Indenture dated as of October 30, 1995, relating to the Company's 10.375% Senior Subordinated Notes due 2005 (the "INDENTURE").


                                    RECITALS

     A. The Company and Bank of Montreal Trust Company, a New York banking corporation (the "RESIGNING TRUSTEE"), executed the Indenture as of October 30, 1995.

     B. On November 4, 1997 (the "RESIGNATION NOTICE DATE"), the Resigning Trustee gave written notice, as required by Section 6.9(b) of the Indenture, to the Company of its resignation as Trustee under the Indenture, such resignation to become effective upon the acceptance of appointment by a successor Trustee under Section 6.10 of the Indenture.

     C. The parties hereto and the Resigning Trustee have entered into that certain Resignation, Successor Appointment and Acceptance Agreement, dated as of the date hereof (the "RESIGNATION AGREEMENT"), pursuant to which, among other things, (i) the Company agrees to accept the resignation of the Resigning Trustee, as Trustee, (ii) the Company appoints, as of the date of execution of the Resignation Agreement and this Supplemental Indenture by all parties thereto and hereto, the Successor Trustee as Trustee under the Indenture; and (iii) the Successor Trustee agrees to accept the appointment as Trustee under the Indenture.

     D. The parties hereto desire to execute this Supplemental Indenture to (i) provide for the substitution of the Successor Trustee as Trustee under the Indenture pursuant to the Resignation Agreement, (ii) provide for the substitution of the Successor Trustee as Security Registrar and Paying Agent under the Indenture, and (iii) amend certain provisions of the Indenture in connection with such substitution as hereinafter set forth.

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, the Company, Subsidiary Guarantor and Successor Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders as follows:

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                                  ARTICLE ONE

                            Amendment of Indenture

     Section 1.1 Amendment of Indenture. The introductory paragraph of the Indenture is hereby deleted in its entirety and substituted in lieu thereof with the following:

          INDENTURE, dated as of October 30, 1995, among UNITED MERIDIAN CORPORATION, a Delaware corporation (hereinafter called the "Company"), UMC PETROLEUM CORPORATION, a Delaware corporation (hereinafter called the "Subsidiary Guarantor") and FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION, a national banking association, as Trustee (hereinafter called the "Trustee").

                                  ARTICLE TWO

     Section 2.1 Appointment and Acceptance. As of the close of business on the date hereof, the Company hereby appoints the Successor Trustee as Trustee under the Indenture with all of the rights, powers and duties heretofore vested in the Resigning Trustee as Trustee under the Indenture, and the Successor Trustee hereby acknowledges and accepts such appointment.

     Section 2.2 Confirmation. Pursuant to Section 6.10 of the Indenture, (i) the Company and the Subsidiary Guarantor hereby confirm that the Successor Trustee is vested with all rights, powers and trusts of the Trustee under the Indenture, and (ii) upon the request of the Successor Trustee, the Company and the Subsidiary Guarantor shall execute any and all instruments for more fully and certainly vesting in and confirming to the Successor Trustee all such rights, powers and trusts.

     Section 2.3 Notice. Pursuant to Section 6.9(f) of the Indenture, the Successor Trustee, on behalf of the Company, shall give notice of the resignation of the Resigning Trustee and the appointment of the Successor Trustee to all Holders in the manner provided in Section 15.5 of the Indenture, at the expense of the Successor Trustee. Such notice shall include the name of the Successor Trustee and the address of its Corporate Trust Office.

                                 ARTICLE THREE

     Section 3.1 Appointment and Acceptance. As of the close of business on the date hereof, the Company hereby appoints the Successor Trustee as Security Registrar for the purpose of registering Securities and transfers and exchanges of Securities as provided in the Indenture, and as Paying Agent under the Indenture, with all of the rights, powers and duties heretofore vested in the Resigning Trustee, as Security Registrar and Paying Agent under the Indenture, and the Successor Trustee hereby accepts such appointments.

     Section 3.2 Confirmation. The Company and the Subsidiary Guarantor hereby confirm that (i) the Successor Trustee is vested with all rights, powers and trusts of the Registrar and the

                                       2
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Paying Agent under the Indenture, and (ii) upon the request of the Successor
Trustee, the Company and the Subsidiary Guarantor shall execute any and all instruments fore more fully and certainly vesting in and confirming to the Successor Trustee all such rights, powers and trusts.

                                 ARTICLE FOUR

                           Miscellaneous Provisions

     Section 4.1 Duplicate Originals. The parties may sign any number of copies or counterparts of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     Section 4.2 Separability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefore against any party hereto.

     Section 4.3 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     Section 4.4 Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Company and the Subsidiary Guarantor shall bind their respective successors and assigns, whether so expressed or not. All agreements of the Successor Trustee in this Supplemental Indenture shall bind its successor.

     Section 4.5 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     Section 4.6 Effect of Supplemental Indenture. Except as amended by this Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.


                            [SIGNATURE PAGE FOLLOWS]


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     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed and their respective corporate seals to be hereunto duly affixed and attested by their respective officers thereunto duly authorized, all as of the day and year first written above.

                              UNITED MERIDIAN CORPORATION


                              By:  /s/ Kevin McMillan
                                   ------------------
                              Name:  Kevin McMillan
                                   ------------------
                              Title:  Vice President and Treasurer
                                      ----------------------------



                              UMC PETROLEUM CORPORATION


                              By:  /s/ Kevin McMillan
                                   ------------------
                              Name:  Kevin McMillan
                                    ------------------
                              Title:  Vice President and Treasurer
                                      ----------------------------


                              FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION


                              By:  /s/ Gretchen L. Middents
                                  ------------------------
                              Name:  Gretchen L. Middents
                                     --------------------
                              Title:  Assistant Vice President
                                      ------------------------

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